Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Materialise NV

Leuven, Belgium

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-197236 and No. 333-212445) and Form F-3 (No. 333-213649 and No. 333-226006) of Materialise NV of our report dated April 29, 2019, relating to the consolidated financial statements which appears in this Annual Report on Form 20-F.

BDO Bedrijfsrevisoren CVBA

On behalf of it,

/s/ Veerle Catry

Veerle Catry

Zaventem, Belgium

April 29, 2019